SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2004

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Item 5. Other Events

On Monday, August 16, 2004, PPL Energy Supply, LLC announced the pricing of $300 million of senior unsecured notes. The senior notes are expected to be issued on August 19, 2004, subject to customary closing conditions. The senior notes were priced at 99.658% of par and will bear interest at a rate of 5.40% per year, resulting in a reoffer yield to investors of 5.445%. Interest will be payable semiannually on February 15 and August 15 of each year, commencing on February 15, 2005. The maturity date of the senior notes is August 15, 2014.

These securities will be issued under PPL Energy Supply's existing shelf registration statement on file with the Securities and Exchange Commission (Registration No. 333-116477). PPL Energy Supply expects that the proceeds will be applied by its affiliate, PPL Capital Funding, Inc., to the repayment at maturity of PPL Capital Funding's $320 million outstanding principal amount of 7-3/4% Medium Term Notes due April 2005.

Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are serving as co-lead managers for the offering.

A copy of the Underwriting Agreement for the senior notes offering is attached to this Form 8-K as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(c)	Exhibits
99.1 -

Underwriting Agreement dated August 16, 2004, between PPL Energy Supply, LLC and Barclays Capital Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, for themselves and as Representatives of the several Underwriters named therein.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL ENERGY SUPPLY, LLC
By:	/s/ James E. Abel James E. Abel Treasurer

Dated:August 17, 2004